UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

July 31, 2009 (July 28, 2009)
Date of Report (Date of earliest event reported)

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Sharps Compliance Corp.
(Exact name of Registrant as specified in its charter)

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Delaware	001-34269	74-2657168
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9220 Kirby Drive, Suite 500
Houston, Texas 77054
(Address of principal executive offices, including zip code)

(713) 432-0300
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Incentive Compensation Awards

On July 28, 2009, the Compensation Committee of the Board of Directors (the “Committee”) approved the following incentive compensation awards to Company officers under the Executive Incentive Compensation Plan (the “Plan”). The awards were related to Company financial performance and achievement of goals as well as individual performance for the fiscal year ending June 30, 2009:

Officer	Cash Bonus	Stock Options
Dr. Burton J. Kunik, CEO	$104,000	60,000
David P. Tusa, Executive V.P. and CFO	$100,000	60,000
Claude A. Dance, Sr. V.P., Sales and Marketing	$50,000	25,000
Al Aladwani, Sr. V.P. Operations	$25,000	20,000

The stock options were granted under the Company’s 1993 Stock Plan with an exercise price equal to the fair market value of the Company’s common stock at date of grant ($8.50 per share on July 28, 2009) and vest over a three (3) year period (33.3% at each July 28, 2010, 2011 and 2012).

The Plan was approved by the Committee on June 6, 2008, a copy of which was included as an Exhibit to Form 8-K dated June 9, 2008.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARPS COMPLIANCE CORP. a Delaware corporation

Dated: July 31, 2009	By:	/s/ David P. Tusa
David P. Tusa
Executive Vice President, Chief Financial Officer, Business Development and Corporate Secretary